EXHIBIT 8.1

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October 11, 2013

voxeljet AG

Paul-Lenz Straße 1b
86316 Friedberg, Germany

Re: voxeljet AG Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as counsel for voxeljet AG, a corporation registered with the commercial register of the local court (Amtsgericht) of Augsburg under the number HRB 27999 (the “Company”), with respect to certain legal matters in connection with the registration statement on Form F-1 (Registration No. 333-191213) (as filed and amended, the “Registration Statement”) filed by the Company on September 17, 2013 with the Securities and Exchange Commission (the “Commission”) registering ordinary shares of the Company, €1.00 nominal value per share, under the Securities Act of 1933, as amended (the “Act”).  You have requested our opinion concerning the statements in the Registration Statement under the captions “United States Taxation of ADSs and Ordinary Shares” and “Additional United States Federal Income Tax Consequences.”

This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Company as to factual matters. In addition, this opinion is based upon the factual representations of the Company concerning its business, properties and governing documents as set forth in the Registration Statement.

In providing this opinion, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.  For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents.  In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

Based on such facts, assumptions and representations and subject to the limitations set forth herein and in the Registration Statement, we hereby confirm that all statements of legal conclusions set forth under the captions “United States Taxation of ADSs and Ordinary Shares” and “Additional United States Federal Income Tax Consequences” in the Registration Statement constitute the opinion of Dechert LLP with respect to the matters contained therein as of the effective date of the Registration Statement, and are conditioned upon the assumptions, qualifications and limitations set forth therein.  No opinion is expressed as to any matter not discussed herein.

This opinion is rendered to you as of the effective date of the Registration Statement, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement, may affect the conclusions stated herein.

This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Dechert LLP